EXHIBIT 23.4

                  [Letter head of CARLIN, CHARRON & ROSEN LLP]
                Certified Public Accountants & Business Advisors


We consent to the use in this Annual Report on Form 10-KSB of our report dated March 18, 2003 relating to the consolidated financial statement of LocatePLUS Holdings Corporation for the year ended December 31, 2003, which appear in such Annual Report. We also consent to the reference to us under the heading "Experts" in such Annual Report.





/s/  CARLIN,  CHARRON  &  ROSEN  LLP
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CARLIN,  CHARRON  &  ROSEN  LLP
Worcester,  Massachusetts
March  18,  2004